Exhibit 10.1

AMENDED & RESTATED DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

This Amended and Restated Development and Commercialization Agreement (this “AR Agreement”) is made and entered into on January 4, 2013 (the “Effective Date”) by and between Tandem Diabetes Care, Inc., a Delaware corporation, having a principal place of business at 11045 Roselle Street, Suite 200 San Diego, California 92121 (“Tandem”) and DexCom, Inc., a Delaware corporation, having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”).  This AR Agreement amends and restates in its entirety that certain Development and Commercialization Agreement dated February 1, 2012 by and between DexCom and Tandem (the "Original Agreement").

Background

A.	DexCom is in the business of developing and commercializing continuous glucose monitoring systems.
B.	Tandem is in the business of developing and commercializing insulin infusion pump systems.
C.

Pursuant to the Original Agreement, DexCom and Tandem agreed to collaborate on the development of an Integrated System (as defined below) that combined Tandem’s  T:Slim system with DexCom’s G5 System.  Instead of developing an Integrated System incorporating DexCom’s G5 System, the parties wish to develop an Integrated System combining Tandem’s T:Slim system with DexCom’s G4 Platinum system, which is the basis for this AR Agreement.  As such, Tandem shall not have rights to DexCom’s G5 technology under this AG Agreement.

D.	Therefore, the parties believe it is in each of their best interests to collaborate on the development and commercialization of an Integrated System.

The parties therefore agree as follows:

1.	Definitions
1.1.

“Affiliates” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a party.  For the purpose of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority).

1.2.	“Agreed Markets” means the countries listed in Exhibit A, as may be modified from time to time by mutual agreement of the parties.
1.3.

“Change of Control” shall mean with respect to a party, (a) the liquidation or dissolution of such party or the sale or other transfer by such party of all or substantially all of its respective assets; or (b) an event or series of related events in which any person or group of persons (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) acquires or otherwise becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities of such party representing more than fifty percent (50%) of the voting power of the then outstanding securities of such party with respect to the election of directors of such Party (or members of any other governing body); or (c) such party to this Agreement consummates a merger, consolidation or similar transaction with another entity where the holders of the voting securities of such party to this Agreement having the power to elect the board of directors of such party to this Agreement immediately preceding such transaction hold less than fifty percent (50%) of the voting securities having the power to elect the board of directors (or other governing body) of the ultimate parent entity resulting from such transaction.

1.4.	"Commercialization Phase" means the period of time commencing on the Commercial Launch Date and ending on the date of expiration or termination of this Agreement.
1.5.	“Commercial Launch Date” shall mean the date on which Tandem transacts the first commercial sale of the Integrated System.
1.6.

“Design Specifications” shall mean the (i) wireless communication protocol owned or licensed by Dexcom and licensed, or sublicensed, to Tandem hereunder that enables communication between the Transmitter and T:Slim System, as well as (ii) the G4 System user interface specifications owned by Dexcom and licensed to Tandem.

1.7.

“Development Expenses” means all costs incurred by a Party in fulfilling its obligations under this Agreement that are required by generally accepted accounting principles to be included in the research and development expenditures of such Party on its financial statements.  Development Expenses do not include Regulatory Expenses.

1.8.	“Development Phase” means the period of time from the Effective Date until the Integrated System receives regulatory approval to be marketed in at least one Agreed Market.
1.9.	“Development Plan” has the meaning set forth in Section 2 hereof.
1.10.	“DexCom Trademarks” shall mean “Dexcom G4 Platinum™” and such other DexCom trademarks as DexCom may designate in writing to Tandem from time to time.
1.11.

“Embedded System” shall mean the hardware design and software owned, developed or licensed by DexCom to enable the T:Slim to receive output from the G4 System sensor, and convert the output into glucose results.

1.12.	“Effective Date” is February 1, 2012.
1.13.	“FDA” means the United States Food and Drug Administration.
1.14.	“FDA QSR” means the FDA medical device Quality System Regulations, as amended from time to time, and any successor regulations or comparable regulations of the FDA.
1.15.

“G4 System” means the proprietary continuous glucose monitoring system of DexCom (branded and currently marketed as the Dexcom G4 Platinum) that is incorporated into the Integrated System pursuant to the terms of this Agreement.

1.16.	“Handheld” means any display device and controller that is part of the Integrated System.
1.17.

“Ineligible Person” shall mean any individual or entity who: (a) is currently excluded, debarred or otherwise ineligible to participate in the federal health care programs or in federal procurement or non-procurement programs; or (b) has been convicted of a criminal offense related to the provision of health care items or services, but has not yet been excluded, debarred or otherwise declared ineligible.

1.18.	“Integrated System” shall mean a T:Slim System that incorporates the Design Specifications and is capable of receiving and displaying continuous glucose monitoring data generated by the G4 System.
1.19.

“Marketing Materials” means any publicly available product information, including, without limitation, in promotional materials, advertisements, training materials, symposia and commercial exhibitions, web sites, product packaging and the like.

1.20.

“Product Claims” means assertions relating to the features and/or benefits of the Integrated System excluding any assertions relating to the features and/or benefits of the T:Slim System or the G4 System standing alone.

1.21.	“Receiver” means a component of the G4 System that receives the representative glucose value measured by the Sensor and transmitted to the Receiver by the Transmitter.
1.22.	“Regulatory Approval” shall mean the approval by the FDA or other appropriate government authorities to market the Integrated System.
1.23.	“Regulatory Expenses” has the meaning set forth in Section 4.2 hereof.
1.24.	“Regulatory Plan” has the meaning set forth in Section 4.1 hereof.
1.25.

“Sensor” means a disposable continuous glucose monitoring electrode sensor that is a component of the G4 System, and was designed and developed by DexCom to (i) penetrate the patient’s skin to come into contact with the patient’s interstitial fluid (ii) measure interstitial fluid glucose levels, and (iii) connect to a Transmitter to communicate the interstitial fluid glucose value as measured by the Sensor to various handheld devices.

1.26.	“Tandem Trademarks” shall mean T:Slim™ and such other Tandem trademarks as Tandem may designate in writing to DexCom from time to time.
1.27.

“Technology” means information of a technical nature, in tangible and/or intangible form, including but not limited to inventions, invention disclosures, trade secrets, proprietary information, know how, technical data, documentation, concepts, processes, formulae, systems, equipment, apparatuses, software, designs, drawings, plans, specifications and the like.

1.28.

“Transmitter” means a radio frequency transmitter that is a component of the G4 System, and is located on or near the skin surface and connected to the Sensor, which receives and transmits the representative glucose value measured by the Sensor to the Integrated System, including, any Handheld thereof.

1.29.

“T:Slim System” means Tandem’s proprietary insulin infusion pump system that will be incorporated into the Integrated System, and which includes, the following components:  the durable pump, a disposable insulin cartridge, and various other disposibles..

2.	Development and Milestones
2.1.	Integrated System Development Plan.
2.1.1.

Tandem and DexCom will collaborate in good faith on the design and specifications of the Integrated System, which designs and specifications, when developed, shall be incorporated into this Agreement as Exhibit B.  The Development Plan for the Integrated System, attached hereto as Exhibit C, defines each party’s responsibilities in developing the Integrated System and includes major milestones, and measurable events for the continued development of the Integrated System (the “Development Plan”). The Development Plan may be amended with the Steering Committee’s unanimous written consent, which amendments shall be incorporated into Exhibit C.

2.1.2.

Each party will use commercially reasonable efforts to perform its obligations under the Development Plan.  Tandem will bear its own Development Expenses in performing its obligations under the Development Plan.  Tandem shall pay for DexCom’s actual costs that DexCom incurs as a result of DexCom’s performance of its obligations under the Development Plan as well as any related regulatory costs DexCom incurs pursuant to Section 4.2 hereof; provided that Tandem’s obligations to pay for DexCom’s actual costs shall not exceed $1,000,000 in aggregate.

2.2.

Milestone Payments. Tandem shall pay to DexCom a total of Three Million Dollars as set forth below:  (i) One Million Dollars ($1,000,000) in connection with execution of the Original Agreement, which Dexcom acknowledges has been paid in full by Tandem as of the date of this AR Agreement,   (ii) One Million Dollars ($1,000,000) within [***] of the submission for FDA approval of the Integrated System, and (iii) One

Million Dollars ($1,000,000) within [***] of the FDA approval of the Integrated System. All such payments shall be non-refundable and non-creditable.
2.3.	Steering Committee.
2.3.1.	Tandem and DexCom will establish a steering committee (the “Steering Committee”) to coordinate and oversee the overall implementation of this Agreement and the Development Plan.
2.3.2.

The Steering Committee will consist of an equal number of representatives of each party, and all decisions of the Steering Committee will be by unanimous consent.  In the event the Steering Committee is unable to reach unanimous consent on any material issue, the Steering Committee will not take action on such issue without the prior approval of the President of each of DexCom and Tandem.

3.	Grant of Rights and Other Obligations
3.1.

Future Technologies.  The parties acknowledge that this Agreement contemplates the incorporation of G4 System components with T:Slim System components to constitute the Integrated System.  The parties further acknowledge that this Agreement does not provide rights to any future generations, technologies or systems beyond the G4 System and T:Slim System, respectively, without the parties’ mutual written consent.

3.2.

Appointment.  Tandem acknowledges that DexCom retains the right to develop and market its products in combination with other insulin delivery devices, developers and manufacturers.  Tandem will have the right to sell the Integrated System to any and all customers in the Agreed Markets.  DexCom will have the exclusive right to sell Sensors and Transmitters to any and all customers, whether in the Agreed Markets or otherwise.  Tandem will not provide the Integrated System to any third party if Tandem knows or has reason to believe that such third party is likely to market, sell or distribute the Integrated System outside the Agreed Markets.

3.3.	Intellectual Property License; Royalty.
3.3.1.

Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement, DexCom hereby grants to Tandem, and Tandem hereby accepts for the term of this Agreement, a [***], non-exclusive license to the Design Specifications and the Embedded System solely to the extent necessary to develop, make, have made, offer, sell and have sold the Integrated System in the Agreed Markets.

3.3.2.

In consideration of the license granted by Section 3.3.1, Tandem shall pay to DexCom an amount equal to One Hundred Dollars ($100.00) for each Integrated System sold by Tandem and its sublicensees in the Agreed Markets (the “Integrated System Royalty”). Within [***] after the end of each calendar quarter Tandem shall deliver to DexCom a report setting forth for such quarter the gross number of Integrated Systems sold (by Tandem and its sublicensees) and amount of the Integrated System Royalty due hereunder. Payment of the Integrated System Royalty shall be remitted within [***] after the end of each such quarter. Tandem shall keep accurate books and accounts of record in connection with the calculation of Integrated System Royalty payments to be made under this Agreement. Tandem shall maintain such records for a period of at least [***] after the end of the calendar year in which they were generated. Upon [***] prior written notice, DexCom may audit, [***], the relevant books and records of Tandem as may be reasonably necessary to verify the accuracy of the reports submitted by Tandem in connection with the payment of the Integrated System Royalty hereunder. In addition, upon DexCom’s reasonable request and [***], Tandem shall exercise its right to conduct an audit of a sublicensee’s books and records pertaining to the sale of Integrated Systems under any such sublicense agreement at the next time that conducting such an audit is permissible under such sublicense agreement.

3.4.	Trademark Licenses.
3.4.1.

Subject to the restrictions, limitations, reservations and conditions and DexCom’s approval rights set forth in this Agreement, DexCom hereby grants to Tandem, and Tandem hereby accepts for the term of this Agreement, a [***], non-exclusive license in the Agreed Markets to utilize the DexCom Trademarks in the manner determined in accordance with Section 7.5 and solely in connection with the promotion, advertising, distribution and sale of the Integrated System as contemplated by this Agreement.

3.4.2.

Subject to the restrictions, limitations, reservations and conditions and Tandem’s approval rights set forth in this Agreement, Tandem hereby grants to DexCom, and DexCom hereby accepts for the term of this Agreement, a royalty-free, non-exclusive license in the Agreed Markets to utilize the Tandem Trademarks in the manner determined in accordance with Section 7.5 and solely in connection with the manufacturing, promotion, advertising, distribution and sale of the Integrated System as contemplated by this Agreement.

3.5.

No Disassembly. Tandem will not market, promote or distribute the Integrated System for use with any product other than the G4 System.  Tandem will not provide any rights to the T:Slim System to any third party if Tandem knows or has reason to believe that such third party is likely to violate the foregoing restrictions.

3.6.

Other Activities.  Each party recognizes and acknowledges that the other party and its Affiliates have been, and will continue to be, actively involved in the design, development, marketing and sale of products in the diabetes treatment field.  Both parties understand and agree that the other party and its Affiliates may acquire, license, design, develop, market, sell and/or distribute products that compete, directly or indirectly, with the products contemplated by this Agreement.

4.	Clinical Development, Regulatory Filings and Post-Approval Trials.
4.1.

Regulatory Plan. Tandem and DexCom will collaborate in good faith on the development of a regulatory plan to seek and maintain regulatory approval to market the Integrated System in the Agreed Markets (the “Regulatory Plan”).  The Regulatory Plan shall describe the responsibilities of the Parties in seeking and maintaining regulatory approval of the Integrated System in the Agreed Markets. Upon mutual agreement of the parties, each party will adopt the Regulatory Plan and the Regulatory Plan will be incorporated into this Agreement as Exhibit D.

4.2.

Regulatory Expenses.  Regulatory Expenses means all expenses associated with the Regulatory Plan.  Tandem will [***] in performing its obligations under the Regulatory Plan, and [***] as a result of DexCom’s performance of its obligations under the Regulatory Plan.

4.3.

Additional Clinical Obligations.  Either party, at its sole expense, may conduct all clinical trials, user trials and all other activities reasonably required to obtain and maintain all governmental approvals necessary to market the its components of the Integrated System in the Agreed Markets.

5.	Record Keeping
5.1.

Records.  Each party will maintain records of the work performed under the Development Plan or the Regulatory Plan by or for such party, if any, in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved (including all data in the form required under any applicable governmental regulations).

5.2.	Reports. Each party will provide to the Steering Committee, during [***] a written report summarizing the progress of its work on [***] and [***].
6.	Manufacturing and Supply.
6.1.

Manufacturing Responsibility. Tandem will be wholly responsible for manufacturing the Integrated System.  DexCom will be wholly responsible for manufacturing G4 System Transmitters and Sensors for use with the Integrated System.

6.2.

Terms of Manufacture.  Each party shall manufacture its respective systems, and Tandem shall manufacture the Integrated System, in accordance with applicable product specifications and all applicable laws, as then in effect, including without limitation all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials according to local, state and federal regulations. [***], each party will permit representatives of the other party to have access to relevant records to ensure compliance with applicable quality or regulatory requirements.  The parties acknowledge and agree that any such observations and all such manufacturing records shall be protected under the confidentiality provisions of Section 13.  Each party represents and warrants to the other that it has and will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

6.3.

Supply.  During the term of this Agreement and following Regulatory Approval of the Integrated System, Tandem shall supply the Integrated System to Purchasers. Subject to Section 7.6.3 hereof, during the Term of this Agreement and following Regulatory Approval of the Integrated System, DexCom shall supply purchasers of the Integrated System with Sensors and Transmitters pursuant to valid orders submitted to DexCom and subject to the procedures set forth in Article 7 below.

7.	Commercialization
7.1.	General Obligations.
7.1.1.

DexCom Responsibilities.  DexCom will use commercially reasonable efforts to (i) complete its Regulatory Plan responsibilities and obtain and maintain regulatory approvals to market the G4 System in the Agreed Markets, (ii) complete its development responsibilities for the Integrated System under the Development Plan, and (iii) maintain commercial scale manufacturing pursuant to any manufacturing responsibilities under the Development Plan.

7.1.2.

Tandem Responsibilities.  Tandem will use commercially reasonable efforts to (i) complete its Regulatory Plan responsibilities and obtain and maintain regulatory approvals to market the T:Slim System in the Agreed Markets, (ii) complete its development responsibilities for the Integrated System under the Development Plan, and (iii) maintain commercial scale manufacturing pursuant to any manufacturing responsibilities under the Development Plan.

7.2.	Coordination of Orders for Components of Integrated System
7.2.1.

Forecasts.  At least [***] prior to the Commercial Launch Date, Tandem shall deliver to DexCom its forecast (the “Forecast”) of Integrated Systems to be shipped for the [***] period following the projected Commercial Launch Date.  Thereafter until the Commercial Launch Date, Tandem shall update such Forecast [***].  Following the Commercial Launch Date, [***].  In addition, [***].

7.2.2.

Order Process.  Tandem and DexCom agree to establish a detailed process by which Tandem will deliver the Integrated System and DexCom will deliver Sensors and Transmitters to a customer [***].  This process will be determined by the Steering Committee, will be set forth in writing, will be attached to this Agreement as an addendum hereto and will form a part hereof without any further action of the parties. At a minimum, Tandem will provide to DexCom [***] of any order by a customer of an Integrated System (i) [***], (ii) [***], and (iii) [***].  It is also the parties’ intent to [***], as agreed to by the Steering Committee, and that the parties shall maintain [***] or shall implement adjustments to [***].

7.3.	Composition, Labeling and Packaging of Integrated System Components.
7.3.1.

Subject to all applicable laws, regulations and conditions of Regulatory Approval, DexCom will pack all Sensors and Transmitters in accordance with its normal shipping practices.  DexCom shall determine the labeling and packaging of the Sensors and Transmitters.

7.3.2.

Subject to all applicable laws, regulations and conditions of Regulatory Approval, Tandem will pack all Integrated Systems in accordance with its normal shipping practices.  Tandem shall determine the labeling and packaging of the Integrated System, subject to reasonable review by DexCom.

7.4.

Warranties.  DexCom acknowledges and agrees that the only warranty on the Integrated System (excluding the Sensors and Transmitters) that customers shall receive from Tandem [***].  In addition, Tandem acknowledges and agrees that the only warranty on the Sensors and Transmitters that customers shall receive [***].

7.5.	Marketing
7.5.1.	Integrated System Branding.
(a)

The parties shall jointly select the primary brand name for the Integrated System; provided, however, that either party shall have the right to reject any such brand name if it reasonably believes, on the advice of counsel, that such brand name infringes the trademark rights of a third party.  Each component of the Integrated System and the packaging thereof will be branded with Tandem Trademarks and DexCom Trademarks.  To the extent permitted by law, the Integrated System will be primarily branded as a Tandem product.  An appropriate DexCom trademark will (a) be featured on the front of the Handheld and Pump housing as well as at least one screen associated with displaying glucose values and (b) be featured in all sales, marketing, exhibition, instructional materials, and with other presentations of the Integrated System sufficient to convey to consumers that DexCom is the source of origin for the continuous glucose sensing features of the Integrated System.

(b)

Prior to any usage of the DexCom Trademarks or the Tandem Trademarks, as the case may be, including on any advertising, promotion or packaging materials, [***].  Each party shall [***] of any materials [***].  [***], the party that has created such materials may use them [***], until [***] from [***] that [***].  Each party shall use all trademark notices on all advertising, promotional and packaging materials utilizing the other party’s trademarks as the other party may direct in writing.

7.5.2.

Marketing Plan.  [***].  Marketing Materials will not contain Product Claims unless (a) such [***], (b) such [***] as to the [***] (or, if applicable, any [***]) and to [***] claims as to the [***], and (c) further conform to all legal and regulatory requirements which apply in the applicable country of sale.  Any Marketing Materials will be [***].

7.6.	Commercial Launch and Sales Activities.
7.6.1.

In the event that either party reasonably determines that there exists a regulatory or quality related issue pertaining to the Integrated System or any component thereof, then that party shall have the right to determine in its sole discretion whether the Integrated System shall be launched commercially.  If the parties disagree, they will refer the disagreement to the Chief Executive Officer of Tandem and the President of DexCom for discussion.  If such officers are not able to reach an agreement [***] of the referral to them of the disagreement, neither party will be obligated to launch the Integrated System and this Agreement will automatically terminate.  If the parties agree upon the commercial launch of the Integrated System, [***] will be responsible for selecting the Commercial Launch Date.

7.6.2.

Tandem shall be solely responsible for the sales of the Integrated System and [***].  Tandem shall determine in its sole discretion and in accordance with its normal business practices the amount of resources that it shall expend on sales activities for the Integrated System and shall have the right to cease selling and promoting the Integrated System if it determines to do so in its sole discretion at any time.  If Tandem decides to cease selling and promoting the Integrated System, it shall give DexCom 180 days notice thereof and this Agreement shall terminate at the end of the 180 day period.

7.6.3.

DexCom shall be solely responsible for the sales of the Sensors and Transmitters for use with the Integrated System and [***]. DexCom shall determine in its sole discretion and in accordance with its normal business practices the amount of resources that it shall expend on sales activities for Sensors and Transmitters for use with the Integrated System, and DexCom shall have the right to cease selling Sensors and Transmitters to support the Integrated System if it determines to do so in its sole discretion at any time.  If DexCom decides to cease selling Sensors and Transmitters to support the Integrated System, it shall give Tandem 180 days notice thereof and this Agreement shall terminate at the end of the 180 day period.

7.6.4.

Following the Commercial Launch Date, in order to fulfill DexCom’s regulatory obligations, Tandem will, [***], provide DexCom with a complete and accurate report including [***]. All such information shall be maintained in accordance with Section 8 hereunder.

7.6.5.	On a [***] following the Commercial Launch Date, Tandem and DexCom will provide to each other [***] to be determined by the Steering Committee.
7.6.6.

Following a decision by the parties to launch the Integrated System, Tandem will be responsible for scheduling and leading the launch meeting for the Integrated System and shall [***].  DexCom will be responsible for [***] in connection with such meeting.

7.7.	Training Activities.
7.7.1.

At least [***], regarding the operation of the Sensor and Transmitter components of the Integrated System.  The [***] will be determined [***].  [***] connection with the attendance of its personnel [***] and [***].  The parties will [***] of [***].

7.7.2.

The [***] cited in Section 7.7.1 above will train Tandem’s clinical field team and relevant patient administration representatives on the operation of the Sensors and Transmitters components of the Integrated System.

7.7.3.

The Tandem clinical field team will provide comprehensive training to clinicians on the Integrated System and each component, including use of the Sensor and Transmitter, which training shall comply with DexCom’s FDA-approved labeling with respect to its Sensors and Transmitters, and will conform in all material respects to [***] pursuant to Section 7.7.1 above.  Upon completion of each such training, [***], as applicable, [***] on the use of the Integrated System.  The [***] by Tandem on such training shall be [***].  Content of all such training materials relating to use of the Sensors and Transmitters shall [***].

7.7.4.

Tandem shall be responsible for the production and cost of marketing and training materials related to the Integrated System.  DexCom shall be responsible for the production and cost of marketing and training materials related to Transmitters and Sensors.

7.8.	Pre-Launch Activities
7.8.1.

DexCom will provide reasonable participation on certain Tandem advisory boards, to be agreed upon by the parties, to discuss topics involving CGM, data integration, software design, and educational needs of patients and healthcare providers.

7.8.2.

Tandem will provide reasonable participation on certain DexCom advisory boards, to be agreed upon by the parties, to discuss topics involving integration of insulin pumps and CGM, data integration, software design and educational needs of patients and healthcare providers.

7.8.3.	Additional activities such as promotional or CME programs shall be considered by the Steering Committee.
7.8.4.	Tandem will [***] of the Integrated System and [***], which [***] is subject to [***]. The parties will undertake such additional activities [***] as [***].
7.9.	Post-Launch Activities
7.9.1.

Tandem will develop the overall marketing campaign and strategy for the Integrated System, subject to the advance reasonable comment and approval of DexCom.  All costs related to Integrated System marketing campaign shall be borne by Tandem.  The final decision regarding the cost, extent, format and content of any marketing materials or promotions to be conducted by Tandem personnel will be determined by [***], provided that it complies with all applicable laws and regulations.  DexCom will provide any information or materials reasonably requested by Tandem for such promotional materials.

7.9.2.	The parties will also [***] and will undertake such additional activities [***] as the Steering Committee may agree upon.
7.9.3.	The parties will jointly sponsor CME programs (e.g., satellite symposia) at major medical meetings to the extent agreed upon by the Steering Committee. [***].
7.9.4.

The Steering Committee will identify certain major medical meetings at which the parties will each display the Integrated System in their booths, subject to a format, guidelines and content to be agreed upon in advance by such Committee.

7.10.	Managed Care and Reimbursement.
7.10.1.

Tandem will be responsible for [***] and [***].  DexCom will be responsible for [***] and the [***] and conducting, [***] with [***] and the [***].  To the extent Tandem [***].  Each such document is set forth on [***] attached hereto, and shall be [***] such that [***].

8.	Compliance
8.1.

General.  Tandem and DexCom each represent and warrant that it understands, and will perform its obligations under this Agreement in compliance with, all applicable laws, regulations, including, but not limited to, the following:

8.1.1.	Neither party shall [***] the Integrated System or to any [***] the Integrated System, without the prior written consent of the other party.
8.1.2.

Laws, regulations, including safe harbor regulations, and official guidance pertaining to state and federal anti-kickback statutes (42 U.S.C. §§ 1320a-7b(b), et seq. and their implementing regulations), and laws prohibiting the submission of false claims to governmental or private health care payors (31 U.S.C. §§ 3729, et seq. and its implementing regulations) (collectively the “Health Care Compliance Laws”).   Each party agrees to file medical device reports detailing complaints related to its products where required by any applicable laws, regulations or other Health Care Compliance Laws.  In addition, the parties further acknowledge that certain states require healthcare companies to disclose information on compensation, gifts or other remuneration provided to physicians and other health care professionals.

8.1.3.

Laws, regulations and policies pertaining to the promotion of medical products issued and enforced by the FDA, the Federal Trade Commission and other competent regulatory agencies with jurisdiction over the products contemplated by this Commercialization Agreement.  Each of the parties acknowledges that such laws, regulations and policies cover any representations or statements made by the parties and their respective agents relating to the use, safety, and effectiveness of such products, and representations or statements made by the parties and/or their respective agents relating to actual or potential clinical outcomes which have been observed or can be expected using such products.  Neither party hereto or their respective agents shall make any representation relating to the products of the other party, unless such representations have been reviewed and approved in writing in advance by an authorized agent of the party that manufactures or distributes such product.

8.1.4.

Each party agrees to comply, and to cause their respective agents performing in connection with this Commercialization Agreement to comply, with all applicable international, U.S., state and local laws and regulations governing (i) privacy, including but not limited to any applicable provisions of HIPAA, and (ii) telemarketing, including but not limited to any such laws or regulations prohibiting unsolicited telephone calls to persons or entities listed on “Do Not Call” registries or similar lists or any such laws or regulations prohibiting unsolicited e-mails, spam or faxes to any person.  The parties further agree to timely execute, and to cause their respective agents performing in connection with this Commercialization Agreement to timely execute, any and all agreements with third parties (e.g., “Business Associate” agreements as defined by HIPAA) and in obtaining all authorizations or consents with individuals required by applicable law necessary in order to perform hereunder.  “HIPAA” refers collectively to the applicable provisions of the Administrative Simplification section of HIPAA - the Health Insurance Portability and Accountability Act of 1996 (as codified at 42 U.S.C. § 1320d et seq.) and any regulations promulgated thereunder, including without limitation, the federal privacy regulations (45 CFR Parts 160 and 164) and the federal security standards (45 CFR Part 142).
8.2.

Compliance Program.  Each of the parties represents and warrants that it has in place a compliance program that sets policies and procedures for its employees and agents, including its sales representatives, in order to comply with the laws contemplated by this Article 8 and company policies described above, including without limitation training and penalties for non-compliance.

8.3.

Reporting of Compliance Violations; Written Certification.  Each of the parties shall report to the other party hereto at the name and address listed in Section 17 of this Agreement, any violations of the compliance obligations set forth in this Article and shall, upon written request, provide a written certification to the other party of compliance with such laws, regulations and company policies as set forth hereunder.

8.4.

Exclusion and Debarment.  Each of the parties represents and warrants that, as of the Effective Date of this Agreement, neither it nor its owners, employees or agents performing under this Agreement (collectively “Covered Contractors”), are an Ineligible Person.  During the Term of this Agreement, each party agrees to immediately disclose in writing to the other party:  (i) any debarment, exclusion or other event that makes such party or its Covered Contractors, an Ineligible Person; or (ii) if such party or its Covered Contractors is charged with a criminal offense related to any federal health care program, or is proposed for exclusion from the provision of health care items or services.  Each party hereto shall immediately notify the other party hereto of any threatened, proposed or actual exclusion or debarment of such party, its owners, employees or agents performing under this Agreement of which it becomes aware.  In the event any party performing under this Agreement becomes an Ineligible Person, this Agreement shall, as of the effective date of such party becoming an Ineligible Person, automatically terminate.  In the event any non-employee agents of the Parties performing under this Agreement becomes an Ineligible Person during the Term of this Agreement, such agents shall immediately cease performing under this Agreement, and the other party shall have the option of immediately terminating this Agreement.

9.	CUSTOMER SERVICE AND RELATED MATTERS
9.1.	Customer Service.
9.1.1.

Tandem will provide first level customer service support for the Integrated System in accordance with its normal policies and procedures.  Tandem customer support will handle all calls related to the Integrated System.  With respect to any calls that relate to the Transmitter or the Sensor, Tandem customer support will [***] to identify the complexity of the issue.  If it is [***], Tandem customer support may provide that advice.  If it is [***], Tandem customer service will transfer the call to DexCom technical support via a “warm transfer” directly to DexCom.  In addition, Tandem shall promptly redirect [***] concerning the Sensors or Transmitters that it receives to DexCom’s technical support; provided, that with respect to any report that a third party has experienced, as a result of use of the Sensors or the Transmitters, [***], Tandem shall inform DexCom’s technical support department [***] and [***].  Methods will be established by the Steering Committee to determine and analyze root causes of Integrated System customer complaints.

9.1.2.

DexCom and its agents shall immediately transfer any calls (from customers or otherwise) that it receives regarding the Integrated System (excluding Sensors and Transmitters) to Tandem customer support to the extent such calls do not relate to the Transmitter or Sensor components of the Integrated System.  In addition, DexCom shall promptly redirect [***] concerning the Integrated System (excluding Sensors and Transmitters) that it receives to Tandem customer service; provided, that with respect to any report that a third party has experienced, as a result of use of an Integrated System, [***], DexCom shall inform Tandem customer service [***] and [***].

9.1.3.

To the extent that Tandem receives any requests for orders of Sensors or Transmitters, Tandem will transfer such requests via “warm-transfer” to DexCom customer service.  To the extent that DexCom receives any requests for orders of the Integrated System, DexCom will transfer such requests via “warm-transfer” to Tandem customer service.

10.	Intellectual Property Ownership and Licenses
10.1.

Background Technology.  Subject to the licenses granted under this Agreement, as between the parties, each party retains all right, title and interest in all Technology (including all patent, copyright, trade-secret and other intellectual property rights therein) that: (i) was created by such party’s personnel or otherwise obtained by such party prior to the Effective Date, or (ii) is created by such party’s personnel or otherwise obtained by such party on or after the Effective Date independently and outside the scope of the Development Plan (“Background Technology”).  To the extent a party provides any of its Background Technology to the other party pursuant to the Development Plan and consents to inclusion of such Background Technology in the Integrated System, then such providing party grants to the other, during the Term, a non-exclusive license, without the right to sublicense, to use such Background Technology, as applicable, solely for the development, manufacture, sale and distribution of the Integrated System pursuant to the terms of this Agreement.

10.2.

New Technology.  To the extent a party creates any Technology in connection with, or within the scope of, the Development Plan (“New Technology”), such party will promptly notify the other.  Subject to the terms and conditions of this Agreement, including without limitation Section 10.3, as between the parties, ownership of New Technology will be as follows:

10.2.1.

Subject to Section 10.2.2, each party will own all right, title and interest in all New Technology (including all patent, copyright, trade-secret and other intellectual property rights therein) invented or authored independently by such party’s personnel (including third parties working on such party’s behalf) in connection with performance under this Agreement.

10.2.2.

The parties will jointly own all right, title and interest in all New Technology (including all patent, copyright, trade-secret and other intellectual property rights therein) that personnel of Tandem and DexCom (including third parties working on each party’s behalf) jointly create, with each party having co-exclusive, sublicensable rights to such property. In the event of infringement by a third party of the jointly owned New Technology, [***].  As used in this Section 10, the person or persons responsible for having “created” New Technology will be determined: (i) with respect to inventions, under principles of inventorship in accordance with U.S. patent law, and (ii) with respect to works of authorship, under principles of authorship in accordance with U.S. copyright law.  Accordingly, whether an invention or work is created “jointly” will be determined in accordance with principles of ownership under U.S. patent or copyright law, as applicable.

10.3.

Prosecution of Patents and Copyrights in New Technology.  The parties will establish a patent committee with an equal number of representatives from each party (the “Patent Committee”), to review and coordinate the filing and prosecution of patent applications related to any jointly owned New Technology.  All patent applications for jointly owned New Technology will be reviewed and approved by the Patent Committee prior to filing. The Patent Committee will meet quarterly and take the necessary action to file patents arising out of any jointly owned New Technology.  DexCom will bear all expenses for patents for which DexCom is the owner and Tandem will bear all expenses for patents for which Tandem is the owner. [***] for patents owned jointly by the parties. All decisions of the Patent Committee will be [***].  The Steering Committee will resolve any issues the Patent Committee is unable to resolve [***].

10.4.

No Implied Rights.  Except as expressly provided herein, no party hereto grants to any other party hereto any rights or licenses under such party’s Technology or any patent, copyright, trade-secret or other intellectual property or proprietary rights therein.

11.	QUALITY
11.1.	Quality Systems Requirements.
11.1.1.	On or before the Commercial Launch Date, the parties shall enter into a form of Quality Agreement and upon execution of the Quality Agreement, it will attach hereto as Exhibit G.

11.1.2.

By Tandem.  Tandem hereby warrants and covenants that it has established and will maintain quality management systems in respect of the design, manufacture, quality assurance and testing of the T:Slim System which have been and will remain in compliance with FDA QSR requirements.

11.1.3.

By Tandem Suppliers.  Tandem will ensure that its suppliers and subcontractors for the T:Slim System (including its components and materials) have equivalent quality management systems and product quality control procedures in place, fully operational and capable of external inspection, if requested by DexCom.

11.1.4.

By DexCom.  DexCom hereby warrants and undertakes that it has established and will maintain quality management systems in respect of the design, manufacture, quality assurance and testing of the G4 System which have been and will remain in compliance with FDA QSR requirements.

11.1.5.

By DexCom Suppliers.  DexCom will ensure that its suppliers and subcontractors for the G4 System (including its components and materials) have equivalent quality management systems and product quality control procedures in place, fully operational and capable of external inspection, if requested by Tandem.

12.	Other Representations and Warranties
12.1.

By Tandem.  Tandem warrants and represents to DexCom that (i) Tandem has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) Tandem has not previously granted and will not grant any right in conflict with any of the rights granted herein; (iii) to Tandem’s knowledge on the Effective Date, there is no existing or threatened action, suit or claim pending against it with respect to its right to enter into and perform any of its obligations under this Agreement.

12.2.

By DexCom.  DexCom warrants and represents to Tandem that (i) DexCom has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) DexCom has not previously granted and will not grant any right in conflict with any of the rights granted herein; (iii) to DexCom’s knowledge on the Effective Date, there is no existing or threatened action, suit or claim pending against it with respect to its right to enter into and perform its obligations under this Agreement.

12.3.

Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11 AND THIS SECTION 12, EACH OF TANDEM AND DEXCOM MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ANY WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, AND NON-INFRINGEMENT.

13.	Confidentiality
13.1.

Confidential Information.  Except as expressly provided in this Agreement, during the Term and for [***], any party receiving Confidential Information, as defined below (the “Receiving Party”), will not publish or otherwise disclose and will not use such Confidential Information for any purpose (other than the development, manufacture and commercialization of the Integrated System pursuant to this Agreement). For purposes of this Agreement, “Confidential Information” means any information furnished by a party (the “Disclosing Party”) pursuant to this Agreement which, if disclosed in tangible form is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is indicated orally to be confidential or proprietary by the Disclosing Party at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing party within a reasonable time after such disclosure.  Notwithstanding the foregoing, Confidential Information will not include information that, in each case as demonstrated by reliable written documentation:

13.1.1.	was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;
13.1.2.	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving party;
13.1.3.	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or
13.1.4.

was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by the Receiving Party without reference to any information or materials disclosed by the Disclosing Party.

13.2.

Permitted Disclosures.  Notwithstanding Section 13.1, a Receiving Party may use or disclose Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law, in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities, or conducting clinical trials, provided that if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other party reasonable advanced notice of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).

13.3.

Return of Confidential Information.  Within 30 days after the effective date of any termination of this Agreement, each party will return to the other party (where practicable), or at the other party’s option destroy and provide written certification of the destruction of, all tangible materials that contain the other party’s Confidential Information.
13.4.

Confidentiality of Agreement; No Press Release.  Except to the extent required to comply with applicable law, neither party will make any disclosure to any third party, and no press release will issue, relating to the existence of this Agreement, any term hereof, or any transaction contemplated herein without prior written agreement of the other party.

14.	Indemnification and Defense of Infringement
14.1.

DexCom will defend and indemnify Tandem, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “Tandem Indemnities”), against all third-party claims, suits and proceedings, and will hold the Tandem Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including without limitation, reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) DexCom’s breach of the [***], (ii) the [***], or (iii) physical injury (including death) and/or property damage [***], excluding [***] and [***].

14.2.

Tandem will defend and indemnify DexCom, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all third-party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) Tandem’s breach of [***], (ii) [***], or (iii) physical injury (including death) and/or property damage [***], excluding [***].

14.3.

If the manufacture, sale or use of the Integrated System results in a third‑party claim, suit or proceeding against Tandem or DexCom alleging infringement of a claim of a patent or alleges infringement or misappropriation of some other intellectual property right of such third party and none of DexCom or Tandem is entitled to indemnification pursuant to Sections 14.1 and 14.2 (“Integrated System Infringement Action”), such party will promptly notify the other party in writing.  The parties will [***] and [***] of any Inegrated System Infringement Action.  The parties will [***] concerning any Inegrated System Infringement Action and, in the [***] that the [***], the parties [***].

14.4.	Notwithstanding the foregoing, an indemnifying party under this Section 14 has no obligation for any Losses to the extent resulting from (i) [***], (ii) [***]; or (iii) [***].
15.	Term and Termination
15.1.	Term. The initial term of this Agreement will commence on the Effective Date of this Agreement and will continue for a period of three years from the Effective Date unless terminated earlier pursuant to the other provisions of this Section 15 (the “Initial Term”, and as such Initial Term may be extended from time to time in accordance with this Agreement, the "Term").  At the end of the second year of the Initial Term, an additional year shall be added to the Term unless either party gives the other party written notice prior to that date that it intends to terminate this Agreement.  Thereafter, a year shall automatically be added to the end of the then current Term at such date as is one year prior to the end of the then current term, unless either party gives the other party written notice by such date that it desires to terminate this Agreement at the end of such Term.

15.2.	Termination Without Cause.
15.2.1.

During Development Phase.  After the Initial Term, and during the Development Phase, either Tandem or DexCom may terminate this Agreement with written notice to the other party.  The terminating party shall [***] that it had [***].

15.2.2.

During the Commercialization Phase.  After the Initial Term, and during the Commercialization Phase, either Tandem or DexCom may terminate this Agreement at any time during the Commercialization Phase with written notice delivered eighteen (18) months prior to the intended termination date (the “Termination Period”).

15.2.3.

Upon Change of Control.  If a party undergoes a Change of Control, then  the other party, in its sole discretion, may terminate this Agreement at any time.   In the event of a termination of this Agreement pursuant to this Section 15.2.3, the party terminating this Agreement agrees to provide commercial support to users of the Integrated System, and to continue to supply Integrated System components to users of the Integrated System for [***] from the date that notice of termination is provided to the other party under this Section 15.2.3.

15.3.

Termination for Cause.  Either Tandem or DexCom may terminate this Agreement by written notice if the other materially breaches or defaults in the performance of any of its material obligations hereunder, and such default continues for [***] days after the non-breaching party provides written notice of the breach to the breaching party. In addition, either party may terminate this Agreement by written notice if any injunction issues against either party that precludes commercialization of the Integrated  System and such injunction is not lifted within a period of [***] days.

15.4.

Termination for Insolvency.  Either Tandem or DexCom may terminate this Agreement immediately if the other: (i) liquidates or dissolves, or (ii) becomes subject to any bankruptcy or insolvency proceeding under federal or state law that is not dismissed within 90 days.

15.5.	Termination due to Third Party Patent. Either party may terminate this Agreement upon [***] prior written notice if such party discovers a patent of a third party which,

in such party’s sole but reasonable discretion, arguably covers in whole or in part any aspect of the Integrated System (exclusive of packaging or trademark) in the Agreed Markets or in any territory where such party may be liable for patent infringement as a result of its activities under this Agreement.

15.6.

Regulatory Matters.  Either may terminate this Agreement upon thirty (30) days prior written notice if, following receipt of initial regulatory approval, a competent regulatory authority prohibits the sale of the Integrated System or the Integrated System is unable to be sold in the Agreed Markets due to regulatory or legal constraints, in each case, for a period of at least [***] consecutive days.

15.7.	Effect of Termination.
15.7.1.

No Renewal, Extension or Waiver.  Acceptance of any order from, or sale or license of, the Integrated System or any component thereof by either party after the effective date of termination of this Agreement will not be construed as a renewal or extension hereof, or as a waiver of termination of this Agreement.

15.7.2.

Accrued Rights and Obligations. Termination of this Agreement will not relieve either party for liabilities or obligations incurred pursuant to the terms and conditions of this Agreement prior to termination.

15.7.3.	Survival. In addition, Articles 1, 5, 8, 10, 12, 13, 14 and 15 will survive expiration or termination of this Agreement.
16.	Limitation of Liability

EXCEPT FOR CLAIMS REQUIRING INDEMNFICIATION PURSUANT TO SECTIONS 14.1 OR 14.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE.  THESE LIMITATIONS SHALL APPLY WHETHER OR NOT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

IF EITHER PARTY TERMINATES THIS AGREEMENT IN ACCORDANCE WITH ANY OF ITS PROVISIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF TANDEM OR DEXCOM.

17.	Miscellaneous
17.1.

Subcontractors.  Either party may subcontract the performance of its obligations under this Agreement to third parties, provided that such third parties are bound by restrictions with respect to the protection and use of Confidential Information which are no less stringent than those set forth in this Agreement.

17.2.

Force Majeure.  Nonperformance of any party (except for payment obligations) will be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming party.

17.3.

No Implied Waivers; Rights Cumulative.  No failure on the part of DexCom or Tandem to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, nor will any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

17.4.

Independent Contractors.  Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DexCom or Tandem as partners in the legal sense.  No party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party.

17.5.

Notices.  All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

Tandem:	Tandem Diabetes Care, Inc. 11045 Roselle, Suite 200
San Diego, CA 92121

DexCom:	DexCom, Inc. 6340 Sequence Drive San Diego, California 92121 Attn: President
CC: Legal
17.6.

Assignment.  This Agreement will not be assignable by either party to any third party without the written consent of the other party hereto; provided that either party may assign this Agreement to a third party acquiring all or substantially all of the business or assets of such party (an “Acquirer”), including by way of merger, sale of assets, consolidation, change of control or operation of law, upon written notice to the other party hereto.
17.7.

Modifications.  No amendment or modification of any provision of this Agreement will be effective unless in writing signed by all parties hereto.  No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

17.8.

Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible.  Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

17.9.	Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with, the laws of the State of Delaware.
17.10.	[***].
17.11.	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same instrument.
17.12.	Headings. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.
17.13.

Entire Agreement.  This Agreement, including the Attachments attached hereto, constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between DexCom and Tandem with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

DexCom, Inc. By: /s/ Steven R. Pacelli Print Name: Steven R. Pacelli Title: EVP, Strategy & Corporate Development Date: January 4, 2013	Tandem Diabetes Care, Inc. By: /s/ Kim D. Blickenstaff Print Name: Kim D. Blickenstaff Title: President and Chief Executive Officer Date: January 4, 2013

LIST OF SCHEDULES AND EXHIBITS

Exhibit A:  Agreed Markets

Exhibit B:   Product Specifications

Exhibit C:   Development Plan

Exhibit D: Regulatory Plan

Exhibit E:  Warranties

Exhibit F:  Standard Warranties

Exhibit G:  Insurance

Form of Quality Agreement

Documents required by DexCom for Patient Reimbursement

Exhibit A

Agreed Markets

United States

Exhibit B

Product Specifications

To be provided

Exhibit C

Development Plan

[To be jointly developed by the parties]

Exhibit D

Regulatory Plan

[To be jointly developed by the parties]

Exhibit E:  Warranties

Exhibit F:  Documents required by DexCom for Patient Reimbursement

[To be developed by DexCom prior to the Commercial Launch Date.]

Exhibit G:  Quality Agreement